______________________________________

                                 AMENDMENT NO. 1
                            Dated as of June 25, 2002
                                       to
                         POOLING AND SERVICING AGREEMENT
                           Dated as of January 1, 2002
                                      among
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                    Depositor
                            EMC MORTGAGE CORPORATION,
                               Seller and Company
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                  Master Servicer and Securities Administrator
                                       and
                         BANK ONE, NATIONAL ASSOCIATION,
                                     Trustee

                     ______________________________________

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2002-AC1
                   ASSET-BACKED CERTIFICATES, SERIES 2002-AC1

                     ______________________________________

         THIS AMENDMENT NO. 1, dated as of June 25, 2002 (the "Amendment"), to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2002, among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (the "Seller") and company (the "Company"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and BANK ONE, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement;

         WHEREAS, the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee desire to amend certain provisions of the Pooling and Servicing Agreement to evidence that the servicing rights with respect to certain of the Mortgage Loans and the Class XP Certificate has been sold to CitiMortgage, Inc.

         WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling


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and Servicing Agreement may be amended by the Depositor, the Seller, the
Company, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to correct or supplement any provisions contained in the Pooling and Servicing Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms.

         For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         SECTION 2. The Amendments.

         (a) Section 1.01 of the Pooling and Servicing Agreement is hereby amended as follows:

                  (i) The following definitions are hereby added to Section 1.01 of the Pooling and Servicing Agreement:

                  COMPANY: Shall mean either (i) with respect to any EMC Mortgage Loans for which the servicing rights related thereto were sold by the Seller to CitiMortgage, Inc. pursuant to the Purchase Agreement, CitiMortgage, Inc. and (ii) with respect to any other EMC Mortgage Loan (including, without limitation, EMC Mortgage Loans for which the servicing rights are required to be repurchased or transferred pursuant to the Purchase Agreement), EMC Mortgage Corporation.

                  INDEMNIFIED PERSONS: The Trustee, the Master Servicer, the Company and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

                  LENDER PAID MORTGAGE INSURANCE POLICY or LPMI POLICY: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the servicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from amounts collected on the related Mortgage Loan.

                  LPMI FEE: Shall mean the fee payable to the insurer for each Mortgage Loan subject to a LPMI Policy as set forth in such LPMI Policy.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.


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



                  MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

                  MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  PURCHASE AGREEMENT: Shall meant the Mortgage Servicing Purchase and Sale Agreement, dated as of March 31, 2002, among Bear, Stearns & Co., Inc., EMC Mortgage Corporation and CitiMortgage, Inc.

                  (ii) The definition of "Certificate Notional Balance" is hereby deleted in its entirety and replaced with the following:

                  "CERTIFICATE NOTIONAL BALANCE: As to any Class X-1 Certificate and any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I. As to any Class X-2 Certificate and any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II. As to any Class X-3 Certificate and any Distribution Date, the aggregate Certificate Principal Balance of the Subordinated Certificates, provided, however, for federal income tax purposes, the equivalent of the foregoing, stated as the Uncertificated Principal Balance of REMIC I Regular Interest LTI-B."

                  (iii) The definition of "Class X-1 Pass-Through Rate" is hereby deleted in its entirety and replaced with the following:

                  "CLASS X-1 PASS-THROUGH RATE: On any Distribution Date, the weighted average of the excess of (a) the Net Mortgage Rate on each Non-Discount Mortgage Loan in Loan Group I over (b) 8.00% per annum. For federal income tax purposes, however, the Class X-1 Certificates will not have a Class X-1 Pass-Through Rate, and the Accrued Certificate Interest for the Class X-1 Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC I Regular Interest LTI-XI for such Distribution Date."

                  (iv) The definition of "Class X-2 Pass-Through Rate" is hereby deleted in its entirety and replaced with the following:

                  "CLASS X-2 PASS-THROUGH RATE: On any Distribution Date, the weighted average of the excess of (a) the Net Mortgage Rate on each Non-Discount Mortgage Loan in Loan Group II over (b) 8.00% per annum. For federal income tax purposes, however, the Class X-2 Certificates will not have a Class X-2 Pass-Through Rate, and the Accrued Certificate Interest for the Class X-2 Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on

REMIC I Regular Interest LTI-XII for such Distribution Date."

                  (v) The definition of "EMC Loans" is hereby deleted in its entirety and replaced with the following:

                  "EMC MORTGAGE LOANS: Shall mean those Mortgage Loans serviced by the Company pursuant to the terms of this Agreement."

                  (vi) The definition of "Insurance Policy" is hereby amended by adding the words "or LPMI Policy" after the word "policy" in the second line thereof.

                  (vii) Clause (i)(a) of the definition of "Interest Funds" is hereby amended by adding the words "and the LPMI Fee, if any" before the comma at the end thereof.

                  (viii) The definition of "Net Mortgage Rate" is hereby deleted in its entirety and replaced with the following:

                  "NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of
                  (i) the related Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the rate at which the LPMI Fee is calculated."

                  (ix) The definition of "Prepayment Interest Shortfall" is hereby deleted in its entirety and replaced with the following:

                  "PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to
                  Section 2.02, 2.03, 4.21 or 11.01 hereof), the amount, if any, by which (i) one month's interest at the Mortgage Rate (net of the related Servicing Fee and the LPMI Fee, if any) on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) any Prepayment Charges, (b) the related Servicing Fee and (c) the LPMI Fee, if any."

                  (x) Clause (ii) of the definition of "Servicing Advances" is hereby amended by adding the following at the end thereof:

                  "and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System"

                  (xi) Clause (iv) of the definition of "Servicing Advances" is hereby amended by


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substituting the words "Sections 3.05 and 3.07" for the words "Section 3.09" in the second the last line thereof.

         (b) Clause (ii) of the fourth paragraph of Section 2.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form),"

         (c) Clause (iii) of the fourth paragraph of Section 2.01 of the Pooling and Servicing Agreement is hereby amended by adding "unless the Mortgage Loan is a MOM Loan," at the beginning thereof.

         (d) The proviso contained in the fourth paragraph of Section 2.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  ; provided that the Seller need not cause to be recorded any assignment if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Seller and its successor and assigns."

         (e) Section 2.01 of the Pooling and Servicing Agreement is hereby amended by adding the following paragraph to the end thereof:

                  "In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, on or before the Transfer Date (as defined in the Purchase Agreement, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and
                  (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit any Subservicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement. With respect to any EMC Mortgage Loan serviced by CitiMortgage, Inc. pursuant to the terms hereof, the Seller shall notify MERS that CitiMortgage, Inc. is to be added as servicer of record with respect thereto."



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



         (f) Section 2.03(b)(vii)(MM) of the Pooling and Servicing Agreement is hereby amended by adding the words "from the date of origination of such Mortgage Loan" to the end thereof.

         (g) Section 2.03(b)(vii) of the Pooling and Servicing Agreement is hereby amended by adding the following additional clauses to the end thereof:

                  "(NN) To the best of the Seller's knowledge, the subservicer for each Mortgage Loan in Loan Group I has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner.

                  (OO) None of the proceeds of any Mortgage Loan in Loan Group I were used to finance the purchase of single premium credit insurance policies."

         (h) The second paragraph of clause (c) of Section 2.03 of the Pooling and Servicing Agreement is hereby amended by adding the following to the end thereof:

                  "; provided, however, that this paragraph shall not apply to CitiMortgage, Inc. in its capacity as Company if CitiMortgage, Inc. is the Holder of the Class XP Certificate."

         (i) The last sentence of the first paragraph of Section 3.01 of the Pooling and Servicing Agreement is hereby amended by adding the following to the end thereof:

                  "; provided, however, that this sentence shall not apply to CitiMortgage, Inc. in its capacity as Company if CitiMortgage, Inc. is the Holder of the Class XP Certificate."

         (j) The last paragraph of Section 5.01(b) of the Pooling and Servicing Agreement shall be amended by adding the following after the first sentence thereof:

                  "In addition, notwithstanding clause (i) above, for so long as CitiMortgage, Inc. is the Holder of the Class XP Certificate, it shall be entitled to retain any Prepayment Charges collected on the Mortgage Loans which it is servicing pursuant hereto in its capacity as Company."

         (k) Clause (b)(ii) of Section 5.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(ii) all payments on account of interest on the EMC Mortgage Loans, net of the related Servicing Fee Rate, any Prepayment Charges and the LPMI Fee, if any;"

         (l) The last sentence of the second to last paragraph of Section 5.02 of the Pooling and Servicing Agreement is hereby amended by adding the following to the end thereof:

                  "; provided, however, that this sentence shall not apply to CitiMortgage, Inc. in its capacity as Company if CitiMortgage, Inc. is the Holder of the Class XP Certificate."


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




         (m) Clause (c)(i) of Section 5.04 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(ii) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Company or the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees and the LPMI Fees, if any;"

         (n) Clause (c)(ii) of Section 5.04 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(ii) Full Principal Prepayments and any Liquidation Proceeds received by the Company or the Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and the LPMI Fees, if any;"

         (o) Article XI of the Pooling and Servicing is hereby amended to replace references therein to "the Company" to "EMC".

         SECTION 3. Tax Reporting.

         CitiMortgage, Inc., by its agreement and acknowledgment hereof, hereby agrees to report, on an annual basis, the amount of Prepayment Charges collected and retained by CitiMortgage with respect to the EMC Mortgage Loans which obligation will continue for so long as CitiMortgage is the holder of the Class XP Certificate.

         SECTION 4. CitiMortgage, Inc. bound by Pooling and Servicing Agreement.

         CitiMortgage, Inc., by its agreement and acknowledgment hereof, hereby agrees to service and administer the EMC Mortgage Loans serviced by it pursuant to the terms and conditions of the Pooling and Servicing Agreement as amended pursuant to the terms hereof and agrees to be bound as "Company" by the provisions of the Pooling and Servicing Agreement, as amended pursuant to the terms hereof, as if it were originally named Company thereunder.

         SECTION 5. Fair Credit Reporting Act.

         Each of EMC Mortgage Corporation and CitiMortgage, Inc., by its execution of this Amendment, hereby covenants to furnish, on a monthly basis, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete borrower credit files to Equifax, Experian and the TransUnion Credit Information Company with respect to each EMC Mortgage Loan subject to the Pooling and Servicing Agreement.




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



         SECTION 6. Effect of Amendment.

         Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Seller, the Company, the Master Servicer, the Depositor, the Trustee and the Securities Administrator shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         SECTION 7. Binding Effect.

         The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Seller, the Company, the Master Servicer, the Depositor, the Trustee and the Securities Administrator.

         SECTION 8. Governing Law.

         This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.


         SECTION 9. Severability of Provisions.

         If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

         SECTION 10. Section Headings.

         The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 11. Counterparts.

         This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                            [signature pages follow]


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


         IN WITNESS WHEREOF, the Depositor, the Company, the Seller, the Master Servicer, the Trustee and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                               BEAR STEARNS ASSET BACKED
                                               SECURITIES, INC.,
                                                        as Depositor

                                               By:/s/: Matthew Perkins
                                               Name: Mathew Perkins
                                               Title: Vice President

                                               EMC MORTGAGE CORPORATION,
                                                        as Seller and Company


                                               By: /s/:Ralene Ruyle
                                               Name: Ralene Ruyle
                                               Title: President


                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION
                                                        as Master Servicer and
                                                        Securities Administrator

                                               By:/s/: Brett Handelman
                                               Name: Brett Handelman
                                               Title: Vice President

                                               BANK ONE, NATIONAL ASSOCIATION
                                                        as Trustee

                                               By: /s/: Sandra  Whelen
                                               Name: Sandra  Whelen
                                               Title: Vice President
ACKNOWLEDGED AND AGREED:

CITIMORTGAGE, INC.

By: /s/: Bradley J. Brunts
Name: Bradley J. Brunts
Title: Senior Vice President